Exhibit 10.5

Baker Hughes Company Stock Option Award Agreement For [●] (“Participant”)

1.Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Baker Hughes Company 2021 Long-Term Incentive Plan (the “Plan”).

2.Grant of Option. The Committee of Baker Hughes Company (the “Company”) has granted this Option (the “Option”) to the individual named in this Award Agreement (the “Participant”) on [●] (the “Grant Date”). The Option entitles the Participant to purchase from the Company [●] shares of Class A common stock of the Company, par value $0.0001 per share (“Share”) for a price per Share of $[●] (the “Exercise Price”) in accordance with the terms of this Award, the Plan, country specific addendums and any rules and procedures adopted by the Committee. The Option is a Non-Qualified Stock Option.

3.Exercisability and Expiration Date. Except as set forth below, one-third of the number of Shares subject to the Option, as reflected in the Participant’s Plan account maintained by Fidelity Stock Plan Services will become exercisable on each of the first, second and third anniversaries of the Grant Date (each, an “Exercisable Date”) (such that on the third anniversary of the Grant Date, the Option will be exercisable in full) but (except as specified below) only if the Participant has been continuously employed by the Company or one of its Subsidiaries to through such applicable Exercisable Date. The Option is exercisable in installments in accordance with the foregoing vesting schedule with the Exercise Price payable at the time of exercise. To the extent not exercised, exercisable installments will be cumulative and may be exercised in whole or in part until the Option terminates. The Option shall expire on [●] (the “Expiration Date”). The Option shall be immediately cancelled upon termination of employment, except as follows:

a.Employment Termination Due to Death. If the Participant’s employment with the Company or any of its Subsidiaries terminates prior to the third anniversary of the Grant Date as a result of the Participant’s death, then the Option shall become immediately exercisable, and the Option shall expire on the Expiration Date.

b.Involuntary Termination Without Cause Following a Change in Control. If prior to the third anniversary of the Grant Date, the Participant’s employment with the Company or any of its Subsidiaries, or any of their successors, terminates without Cause during the 24-month period following a Change in Control, the Option shall become immediately exercisable and the Option shall expire on the Expiration Date. For the avoidance of doubt, the 24-month period following a Change in Control includes the date of the Change in Control. For purposes of this Award Agreement, “Involuntary Termination” means the termination of employment of the Participant (i) because the Participant’s position is eliminated, (ii) because the Participant and the Company, any of its Subsidiaries or, upon or following a Change in Control, any of their successors, agree to the Participant's resignation of his or her position at the request of the Company, any of its Subsidiaries or, upon or following a Change in Control, any of their successors, (iii) because the Company, any of its

Subsidiaries or, upon or following a Change in Control, any of their successors, terminates the employment of the Participant without Cause or (iv) because the Participant resigns due to a reason that would qualify as an event that is a “Good Reason” within the meaning of the Baker Hughes Company Executive Change in Control Severance Plan, whether or not the Participant is a participant in the Baker Hughes Company Executive Change in Control Severance Plan. For purposes of this Award Agreement, an “Involuntary Termination” does not include (i) a termination of employment for Cause, (ii) the Participant’s death or disability or retirement or (iii) a voluntary termination of employment by the Participant.

c.Employment Termination, Eligibility for Retirement or Occurrence of Total Disability More Than One Year After Grant Date. If, on or after the first anniversary of the Grant Date and prior to the third anniversary of the Grant Date, the Participant incurs an Involuntary Termination without Cause, or the Participant meets the age and service requirements specified in (i) below or incurs a Total Disability, then the Exercisable Dates and Expiration Date shall be automatically adjusted as provided below (subject to any rules adopted by the Committee):

(i)Termination/Eligibility for Retirement, or Termination for Total Disability. If, on or after the first anniversary of the Grant Date and prior to the third anniversary of the Grant Date (A) the Participant attains at least age 60 while still employed by the Company or a Subsidiary and completes five or more years of continuous service with the Company and any of its Subsidiaries, or (B) the Participant’s employment with the Company or any of its Subsidiaries terminates as a result of a Total Disability, then any the Option shall become immediately exercisable in full and the Option shall remain exercisable until the Expiration Date. For purposes of this Award Agreement, “Total Disability” means the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or any of its Subsidiaries.

(ii)Involuntary Termination Without Cause. If, on or after the first anniversary of the Grant Date and prior to the third anniversary of the Grant Date, the Participant incurs an Involuntary Termination without Cause and none of Sections 3a, 3b, or 3c(i) is applicable, then the Pro-Rata Portion (as defined below) of the Shares subject to the Option shall become immediately exercisable and the Option shall remain exercisable for 12 months following the date of the Involuntary Termination without Cause. The remainder of the Option, to the extent not exercisable, shall immediately expire. For purposes of this Award, the “Pro- Rata Portion” shall mean the total number of Shares subject to the Option multiplied by a fraction, the numerator of which is the total number of complete months which have elapsed between the Grant Date and the date of termination and the denominator of which is the total number of months between the Grant Date and the last Exercisable Date, less the number of Shares with respect to which the Option previously became exercisable.

(iii)Termination Due to Other Reasons. If the Participant’s employment with the Company or any of its Subsidiaries terminates for any other reason, and the Participant and the Company have not entered into a written separation agreement explicitly providing otherwise in accordance with rules and procedures adopted by the Committee, then then the Option, to the extent not then exercisable on the date of termination, shall immediately expire.

4.Transfers. For the avoidance of doubt, transfer of employment among the Company or any of its Subsidiaries to the Company or any of its Subsidiaries shall not constitute a termination of employment for purposes of this Award.

5.Method of Exercise.

a.    Notice and Manner of Exercise. The Participant may exercise some or all of the Option, to the extent then exercisable, by submitting online or phone instructions to the stock brokerage or other financial or administrative services firm designated by the Company (the “Stock Plan Administrator”) at any time and from time to time after the Option becomes exercisable. The Exercise Price of the Shares for the Option and applicable withholding taxes (as described in paragraph b of this Section 5) shall be paid in full at the time of exercise (a) in cash (including by check, bank draft or money order delivered to the Stock Plan Administrator), (b) by delivering to the Stock Plan Administrator Shares having a Fair Market Value equal to the purchase price, (c) through a simultaneous sale through the Stock Plan Administrator of Shares acquired upon exercise; or (d) by a combination of the above. No fraction of a share of Stock shall be issued by the Stock Plan Administrator upon exercise of an Option or accepted by the Stock Plan Administrator in payment of the purchase price thereof; rather, any remaining balance of sale proceeds over the purchase price and taxes withheld shall be paid to the Participant, subject to any applicable laws.

Notwithstanding any provision in this Agreement, the Company, in its sole discretion, may require that the Participant (or in the event of the Participant’s death, the Participant’s legal representative) exercise the Option by a means of a simultaneous sale through the Stock Plan Administrator of Shares acquired upon exercise.

b.Withholding Tax. As a condition to exercise of the Option, the Participant shall pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state, local or foreign taxes of any kind required or permitted to be withheld with respect to the amount that becomes includable in the gross income of the Participant as a result of the exercise.

c.    Issuance of Shares. Upon the Participant’s making all applicable payments hereunder, the Company shall, without additional expense to the Participant (other than any transfer or issue taxes if the Company so elects), issue the Shares to the Participant; provided, however, that the date of issuance or delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange and requirements under any law or regulation applicable to the issuance or transfer of such Shares.

d.    Automatic Exercise of Certain Expiring Options.  Notwithstanding any other provision of the Plan or this Award Agreement (other than this paragraph 5d), on the last trading day on which all or a portion of the Option may be exercised, if the per Share Exercise Price of the Option exceeds the then Fair Market Value of the Share by at least $.01 (such expiring portion of the Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Participant shall be deemed to have automatically exercised the Auto-Exercise Eligible Option (to the extent the Option has not previously  been exercised or forfeited) in accordance with the provisions of this paragraph 5d. In the event of an automatic exercise pursuant to this paragraph 5d, the Company shall  reduce the number of Shares issued to the Participant upon the Participant’s automatic exercise of the Auto-Exercise Eligible Option to satisfy the Participant’s Exercise Price  obligation for the Auto-Exercise Eligible Option.  Further, the Company shall reduce the number of Shares issued to the Participant to satisfy the applicable minimum tax withholding obligation arising upon the automatic exercise unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable. In accordance with procedures established by the Committee, the Participant may notify the Company in advance that the Participant does not wish for the Auto-Exercise Eligible Option to be exercised. In its discretion, the Company may determine to cease automatically exercising Options at any time. For avoidance of doubt, the Participant may exercise any exercisable portion of the Option prior to the time of an automatic exercise and no portion of the Option may or will be exercised at or after the Participant’s termination for Cause. The automatic exercise procedure is provided as a convenience and as a protection against inadvertent expiration of the Option. Because the exercise of the Option is the Participant’s responsibility, the Participant waives any claims against the Company, the Subsidiaries or any of their employees or agents if an automatic exercise does not occur for any reason and the Option expires.

6.Alteration/Termination. The Company shall have the right at any time in its sole discretion to amend, alter, suspend, discontinue or terminate the Option without the consent of the Participant. Also, the Option shall be null and void to the extent the grant of Option or exercise thereof is prohibited under the laws of the country of residence of the Participant.

7.Recoupment. Notwithstanding any other provision of this Award to the contrary, the Option, any Shares received on exercise of the Option, and any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with any recoupment policy that the Company may adopt from time to time.

8.Plan Terms. The terms of the Plan are incorporated by reference herein. A copy of the Plan will be furnished to the Participant upon request. Nothing in this Agreement limits the Company’s rights to make adjustments permitted under the Plan in the event of corporate transactions.

9.Data Privacy. The Company, the Stock Plan Administrator or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan administer and maintain the data regarding the Plan, the participants and the stock options granted to participants for all employees in the group consisting of the Company and its Subsidiaries (the “Company Group”) worldwide. You authorize the Company, the Company’s Stock Plan Administrator and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Employee Personal Data (as defined below), in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. The data administered and maintained by the Stock Plan Administrator and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan includes information that may be considered personal data, including your name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, and any Shares or directorships held in the Company, and details of the Option or any other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in your favor (“Employee Personal Data”). You further acknowledge that you understand that the countries to which your Employee Personal Data may be transferred may have data protection standards that are different than those in your home country and that offer a level of data protection that is less than that in your home country. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your service status and career will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you the Option or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.

10.Repatriation; Compliance with Law. You agree to repatriate all payments attributable to the Shares acquired under the Plan in accordance with applicable foreign exchange rules and regulations in your country of employment (and country of residence, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and any of its Subsidiaries and affiliated companies, as may be required to allow the Company and any of its Subsidiaries and affiliated companies to comply with local laws, rules and/or regulations in your country of employment (and country of residence, if different). Finally, you agree to take any and all actions as may be required to comply with your personal obligations under local laws, rules and/or regulations in your country of employment and country of residence, if different).

11.Electronic Delivery. You agree, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company and its Subsidiaries or affiliated companies may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or a website of the Company’s agent administering the Plan. By accepting the Option, you also hereby consent to participate in the Plan through such system, intranet, or website, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

12.Nontransferability. Except as specified in this Agreement, the Option and this Agreement are not transferable or assignable by you other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or similar order,  and will be exercisable during your lifetime only by your guardian or legal representative, or a transferee under a qualified domestic relations order or similar order.

13.Entire Agreement. This Award, the Plan, any applicable country specific addendums, and the rules and procedures adopted by the Committee, contain all of the provisions applicable to the Option and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized Officer of the Company and delivered to the Participant.

By your acceptance of the Option, you agree that the Option is granted under, governed by and subject to the terms of the Plan and this Agreement.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. A Prospectus describing the Plan can be found on the Fidelity www.netbenefits.com website. You may obtain a copy of the Plan Prospectus by requesting it from the Company.
The grant of the Option is not intended to be a public offering of securities in your country of employment (or country of residence, if different).
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